UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2008
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On September 23, 2008, Automatic Data Processing, Inc. (the “Company”) filed a Report on Form 8-K announcing that Mr. S. Michael Martone, Chief Operating Officer of the Company, will be retiring from the Company on January 2, 2009. On November 24, 2008, the Company entered into a Termination Agreement and Release with Mr. Martone (the “Termination Agreement”). The Termination Agreement provides for the following cash payments to Mr. Martone (less required tax withholdings and other standard deductions):

•

severance pay of $775,000 to be paid in one installment of $387,500 on July 2, 2009, five monthly installments of 64,583.33 commencing in July 2009, and one final installment of $64,583.35 in December 2009;

•	bonus payment in the amount of $775,000 (such amount is equal to Mr. Martone’s target bonus amount for fiscal year 2009, and the payment will be made by September 1, 2009);
•	additional bonus of $300,000 in recognition of Mr. Martone’s years of service and performance as Chief Operating Officer of the Company (the payment will be made by September 1, 2009); and
•	any amounts due for all accrued and unused vacation.

In addition, the following provisions will be applicable to Mr. Martone’s unvested stock options and restricted stock, provided he does not violate certain non-competition, non-solicitation, non-disclosure or confidentiality obligations by which he is bound:

•

all ADP stock options previously granted to Mr. Martone will continue to vest through December 31, 2009, and any stock options that have not vested by December 31, 2009, will vest on December 31, 2009. All such options will remain exercisable though December 31, 2012, subject to the original expiration dates of each of the outstanding stock options;

•	Mr. Martone will be allowed to keep the 1375 shares of ADP common stock already awarded to him that have restrictions lapsing on July 1, 2009;
•	Mr. Martone will be allowed to keep the shares of ADP common stock awarded to him in September 2008 that will have restrictions lapsing in March 2009; and
•	Mr. Martone will be allowed to keep the shares of ADP common stock expected to be awarded to him in September 2009, and any restrictions on such shares will lapse on December 31, 2009.

The Termination Agreement also provides that:

•	Mr. Martone will be granted benefit service credit through December 31, 2009 under the Company’s amended and restated supplemental officers retirement plan;
•	Mr. Martone will be allowed to purchase shares under the Company’s employee stock purchase plan at the purchase price determined under the plan;

•	Mr. Martone will be eligible to enroll in the Company’s retiree medical plan;
•	Mr. Martone will be permitted to use a car leased by the Company until the end of the current lease; and
•

the Company will pay the lease on Mr. Martone’s New Jersey apartment through December 31, 2008 and cover reasonable expenses, not to exceed $15,000, to move Mr. Martone’s household goods from the apartment to his permanent residence.

Mr. Martone’s entitlement to the compensation and benefits described above are conditioned on his executing a general waiver and release of claims against the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.27 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.27	Termination Agreement and Release by and between S. Michael Martone and Automatic Data Processing, Inc. dated November 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Corporate Vice President

Exhibit Index

Exhibit Number	Description
10.27	Termination Agreement and Release by and between S. Michael Martone and Automatic Data Processing, Inc. dated November 24, 2008.